Exhibit 4.1

SUPPLEMENTAL INDENTURE

Dated September 10, 2009

among

GC IMPSAT HOLDINGS I PLC,

as Issuer,

the parties named as guarantors herein,

as Guarantors,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee,

to the

INDENTURE

dated February 14, 2007

governing

$225,000,000 Aggregate Principal Amount of

9.875% Senior Notes due 2017

SUPPLEMENTAL INDENTURE, dated as of September 10, 2009 (the “Supplemental Indenture”), among GC IMPSAT HOLDINGS I PLC, a public limited company organized and existing under the laws of England and Wales (the “Company”), the parties named on the signature page hereto as guarantors (the “Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Guarantors heretofore have executed and delivered to the Trustee an Indenture, dated February 14, 2007 (the “Indenture”), providing for the issuance of $225,000,000 in aggregate principal amount of the Company’s 9.875% Senior Notes due 2017 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee, at any time and from time to time, may amend or supplement the Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (determined in accordance with Section 2.08 of the Indenture), other than with respect to certain enumerated items which are not included in the Proposed Amendments (as defined below);

WHEREAS, the Company and the Guarantors have duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Company has offered to purchase (the “Tender Offer”) any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Company’s Offer to Purchase and Consent Solicitation Statement, dated August 24, 2009 (the “Statement”), and the accompanying Letter of Transmittal and Consent, as the same may be further amended, supplemented or modified;

WHEREAS, the Tender Offer is conditioned upon, among other things, the proposed amendments (the “Proposed Amendments”) to the Indenture as described in the Statement and set forth in Section 1.01 of this Supplemental Indenture having been executed and delivered, with the operation of such Proposed Amendments being subject to the acceptance by the Company of all Notes validly tendered pursuant to the Tender Offer;

WHEREAS, the Company has received and delivered to the Trustee the consents from at least a majority in aggregate principal amount of Notes outstanding (the “Requisite Consents”) to effect the Proposed Amendments under the Indenture;

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the amended and restated articles of incorporation and by-laws of the Company and by the applicable governing documents of each Guarantor to execute and deliver this Supplemental Indenture, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the holders of the Notes, the Company, the Guarantors and the Trustee hereby agree as follows:

ARTICLE I.

AMENDMENTS TO THE INDENTURE

Section 1.01 Deletion of Certain Provisions

Pursuant to the terms of the Statement and the receipt of the Requisite Consents:

(a) the Indenture is hereby amended to delete each of the following sections, or clauses of sections, in its entirety and, in the case of each such section or clause, insert in lieu thereof the phrase “[Intentionally Omitted]”:

(1)	Section 3.09. Offer to Purchase by Application of Excess Proceeds;

(2)	Section 4.03. Reports;

(3)	Section 4.04. Compliance Certificate;

(4)	Section 4.05 Taxes;

(5)	Section 4.06 Stay, Extension and Usury Laws;

(6)	Section 4.07 Restricted Payments;

(7)	Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries;

(8)	Section 4.09. Incurrence of Additional Indebtedness;

(9)	Section 4.10. Asset Sales;

(10)	Section 4.11. Transactions with Affiliates;

(11)	Section 4.12. Liens;

(12)	Section 4.13. Conduct of Business;

(13)	Section 4.14. Corporate Existence;

(14)	Section 4.15. Offer to Repurchase upon Change of Control;

(15)	Section 4.17. Payments for Consent;

(16)	Section 4.18. Note Guarantees;

(17)	Section 4.19. Designation of Unrestricted Subsidiaries;

(18)	Section 4.22 Listing;

(19)	Section 4.23 Notices;

(20)	Clauses (b), (c), (d), (e) and (f) of the first paragraph of Section 5.01 Merger, Consolidation, or Sale of Assets;

(21)	the final paragraph of Section 5.01. Merger, Consolidation, or Sale of Assets;

(22)	Clauses (3), (4), (5), (6), (7), (9), (10) and (11) of Section 6.01. Events of Default; and

(23)	Clauses (2), (3), (4), (5), (6) and (7) of Section 8.04. Conditions to Legal Defeasance or Covenant Defeasance.

(b) Any definition used exclusively in the provisions of the Indenture that are deleted pursuant to this Article I, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture, and all references in the Indenture to any sections or clauses set forth in 1.01 above, any and all obligations thereunder and any event of default and conditions to defeasance related solely to such sections and clauses, are hereby deleted throughout the Indenture.

(c) Any provision contained in the Notes that relates to any provision of the Indenture as amended by this Article I shall likewise be amended so that any such provision contained in the Notes will conform to and be consistent with any provision of the Indenture as amended.

ARTICLE II.

EFFECTIVENESS; OPERATIVENESS

Section 2.01 Effectiveness

This Supplemental Indenture will become effective and binding upon the Company, the Guarantors, the Trustee and the holders of the Notes as of the date on which the Opinion of Counsel and Officers’ Certificate required by Section 9.05 of the Indenture is delivered to the Trustee.

Section 2.02 Operativeness

(a) All of the provisions of this Supplemental Indenture other than Section 1.01 hereof will become operative on and simultaneously with the time that this Supplemental Indenture becomes effective; and

(b) Section 1.01 of this Supplemental Indenture will become operative upon and simultaneously with, and shall have no force or effect prior to, the delivery by the Company to the Trustee of an Officer’s Certificate to the effect that the Company has accepted for purchase all of the Notes validly tendered and not withdrawn pursuant to the Tender Offer, such Notes tendered constituting the Notes of Holders of at least a majority in principal amount of the Notes then outstanding.

ARTICLE III.

MISCELLANEOUS

Section 3.01 Reference to and Effect on the Indenture

On and after the effective date of this Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires.

Section 3.02 Integral Part

This Supplemental Indenture constitutes an integral part of the Indenture.

Section 3.03 Adoption, Ratification and Confirmation

The Indenture, as supplemented and amended by this Supplemental Indenture, is in full force and effect and is in all respects hereby adopted, ratified and confirmed.

Section 3.04 General Definitions

For all purposes of this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings specified in the Indenture.

Section 3.05 Trustee Disclaimer

The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 3.06 Counterparts

This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 3.07 Headings

Titles of sections of this Supplemental Indenture are for descriptive purposes only and shall not control or alter the meaning of this Supplemental Indenture as set forth in the text.

Section 3.08 Severability

In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.09 Benefits of Supplemental Indenture

Nothing in this Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any Person (other than the parties hereto, any Paying Agent, any Registrar and their successors hereunder and the Holders) any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 3.10 Governing Law

THE INDENTURE, THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.11 Notices

Any notice or communication shall be in writing and delivered in person, by telecopier or overnight air courier guaranteeing next day delivery or mailed by first-class mail addressed as follows:

if to the Company or the Guarantors:

GC Impsat Holdings I Plc

1 London Bridge

London SE1 9BG, United Kingdom

Attention: General Counsel

Facsimile: (973) 360-0538

with a copy to:

Latham & Watkins LLP

885 Third Avenue, Suite 1000

New York, New York 10022

Attention: James C. Gorton, Esq. and Dennis D. Lamont, Esq.

Facsimile: (212) 751-4864

if to the Trustee:

Wells Fargo Bank, National Association

Corporate Trust Services

Sixth St. & Marquette Avenue, MAC N9303-120

Minneapolis, MN 55479

Attention: GC Impsat Administrator

Facsimile: (612) 667-9825

The Company, the Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Any notice or communication shall also be mailed to any Person described in TIA Section 3.13(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 3.12 No Recourse Against Others

No director, officer, employee, shareholder or member as such, of the Company or any of the Guarantors shall have any liability for any obligations of the Company and the Guarantors under this Supplemental Indenture, the Indenture or the Notes or for any claim based on, in respect of or by reason of such obligations or their creation.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

GC IMPSAT HOLDINGS I PLC

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Secretary

IMPSAT FIBER NETWORKS, INC., as a Guarantor

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Secretary

GLOBAL CROSSING AMERICAS SOLUTIONS, INC. (f/k/a IMPSAT USA, INC.), as a Guarantor

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Secretary

GC IMPSAT HOLDINGS II LIMITED, as a Guarantor

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Secretary

GC IMPSAT HOLDINGS III LIMITED, as a Guarantor

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Secretary

[Signature page to Supplemental Indenture]

GLOBAL CROSSING COMMUNICACIONES ECUADOR S.A. (f/k/a IMPASATEL DEL ECUADOR SA), as a Guarantor

By:	/s/ Diego Hernandez
Name:	Diego Hernandez
Title:	Gerente General

GLOBAL CROSSING VENEZUELA S.A. (f/k/a TELECOMUNICACIONES IMPSAT SA),
as a Guarantor

By:	/s/ Gisela Gomez
Name:	Gisela Gomez
Title:	Presidente

GLOBAL CROSSING ARGENTINA S.A. (f/k/a IMPSAT S.A.),
as a Guarantor

By:	/s/ Hector Alonso
Name:	Hector Alonso
Title:	President

GLOBAL CROSSING CHILE S.A. (f/k/a SAC CHILE S.A.),
as a Guarantor

By:	/s/ Hector Alonso
Name:	Hector Alonso
Title:	Director

IMPSAT PARTICIPACÕES E COMMERCIAL LTDA,
as a Guarantor

By:	/s/ João Leonardo de S. G. Figueira
Name:	João Leonardo de S. G. Figueira
Title:	VP Corporate Services

[Signature page to Supplemental Indenture]

GLOBAL CROSSING COMUNICACÕES DO BRASIL LTDA (f/k/a IMPSAT COMUNICACOES LTDA),
as a Guarantor

By:	/s/ João Leonardo de S. G. Figueira
Name:	João Leonardo de S. G. Figueira
Title:	VP Corporate Services

GLOBAL CROSSING PERU SA (f/k/a IMPSAT PERU S.A.),
as a Guarantor

By:	/s/ Hector Alonso
Name:	Hector Alonso
Title:	Director

[Signature page to Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Martin Reed
Name:	Martin Reed
Title:	Vice President

[Signature page to Supplemental Indenture]